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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                EPL SYSTEMS, INC.
                        (present name - FL corp # J03523)


Pursuant to the provisions of Section 607.0704, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

         ARTICLE I is hereby amended to read in its entirety as follows:

         The name of the corporation shall be:

                            ConMat Technologies, Inc.

         ARTICLE IV is hereby amended to read in its entirety as follows:

The capital stock of this Corporation shall consist of 40,000,000 shares of Common Stock, each share with a par value of $0.001 per share; and 10,000,000 shares of Preferred Stock, each share with a par value of $0.001 per share or a par value as otherwise specified in the Series of Preferred Stock designated as follows:

         Series A Convertible Preferred Stock:

                            I. Designation and Amount

         The designation of this series, which consists of 1,500,000 shares of Preferred Stock, is the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the stated value shall be Three Dollars ($3.00) per share (the "Stated Value").

                                    II. Rank

         All shares of the Series A Preferred Stock shall rank (i) prior to the Corporation's Common Stock, par value $0.001 per share (the "Common Stock");
(ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX of Article IV of the Articles of Incorporation


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of the Corporation (Article IX and such other Articles within Article IV of the
Articles of Incorporation of the Corporation hereinafter to be referred to solely as Articles numbered within Article IV of the Articles of Incorporation of Incorporation of the Corporation and not as separate and distinct Articles of Incorporation of the Corporation), such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series A Preferred Stock) (collectively, with the Common Stock, "Junior Securities");
(iii) pari passu with 166,667 shares of the Corporation's Series B Preferred Stock created pursuant to a Certificate of Designation, Preferences and Rights of even date herewith and with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series A Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                 III. Dividends

                           A. The holders of shares of Series A Preferred Stock
shall be entitled to receive cash dividends at the rate (the "Dividend Rate") of Two Percent (2.0%) per annum, which dividends shall be payable in equal quarterly installments on March 31, June 30, September 30 and December 31 each year (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, being a "Dividend Payment Date") to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors, but only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. For purposes of calculation of such cash dividends, the Series A Preferred Stock shall be valued at the Stated Value. Such dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of issuance and shall be deemed to accrue from day to day whether or not earned or declared until paid; provided, however, that dividends accrued or deemed to have accrued for any period shorter than the full three-month period between Dividend Payment Dates shall be computed based on the actual number of days elapsed in the three-month period for which such dividends are payable. Dividends on account of any dividend that has accrued or been deemed to have accrued but which have not been paid (a "Dividend Arrearage") may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation.

                           B. Notwithstanding Clause A above, the Corporation
may, in its sole discretion, but is not obligated to, pay any or all dividends, including without limitation any or all dividends payable as a result of a Dividend Arrearage, in Common Stock rather than cash. The Corporation shall pay such dividend by issuing to such holder shares of Common Stock that have an aggregate Market Value (as defined below) equal to the amount of the cash dividends otherwise payable to such holder on the applicable Dividend Payment Date. For purposes of this paragraph,

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the aggregate "Market Value" of the Common Stock with respect to any Dividend
Payment Date shall mean the average of the Closing Prices (as defined in Article V.B) of the shares of Common Stock for the 20 consecutive Trading Days preceding the date that is five Trading Days prior to the Dividend Payment Date, multiplied by the number of shares to be issued to such holder.

                           C. No dividends or other distributions, other than
dividends or other distributions payable solely in shares of capital stock of the Corporation and liquidating distributions which are subject to the provisions of Article IV, shall be paid or set aside for payment on, and no purchase, redemption or other acquisition shall be made of, any shares of capital stock of the Corporation (other than any class or series of Senior Securities, or any class or series of Pari Passu Securities so long as any dividend payments per share on Pari Passu Securities as a percentage of accrued and unpaid dividends per share on Pari Passu Securities do not exceed contemporaneous dividend payments per share on the Series A Preferred Stock as a percentage of accrued and unpaid dividends per share on the Series A Preferred Stock), unless and until all accrued and unpaid dividends on the Series A Preferred Stock, including the full dividend for the then current quarterly dividend period and all outstanding Dividend Arrearages shall have been declared and paid or a sum sufficient for the payment thereof set aside for such purposes.

                           D. Any reference to "distribution" contained in this
Article III shall not be deemed to include any stock dividend consisting solely of shares of Common Stock or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                           E. The holders of shares of Series A Preferred Stock
shall not be entitled to receive any dividends or other distributions except as provided herein.

                           IV. Liquidation Preference

                  A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon

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liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.D) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                  B. After payment in full of the Liquidation Preference of the Series A Preferred Stock, holders of Series A Preferred Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

                  C. Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, nor the sale, exchange or transfer of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV unless such sale, exchange or transfer is in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                  D. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series A Preferred Stock shall mean an amount equal to the Stated Value thereof.


                    V. Redemption of Series A Preferred Stock

                  A. Except as provided in Article V.B below, the Series A Preferred Stock is not subject to redemption.

                  B. In the event that the Corporation (i) fails to issue shares of Common Stock to the holders of Series A Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.D. below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), or (ii) fails to transfer any certificate for shares of Common Stock issued to the holders upon conversion of the Series A Preferred Stock as and when required by this Certificate of Designation (each of the foregoing failures being a "Mandatory Redemption Event") and any such failure shall continue uncured for ten (10) business days after the Corporation shall have been notified thereof in writing by the holder; then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in clauses (i) and (ii) above, at the option of the holders of at least 50% of the then outstanding shares of Series A Preferred Stock by written notice (the


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"Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption
Event, the Corporation shall purchase the holder's shares of Series A Preferred Stock for an amount per share (the "Mandatory Redemption Amount") equal to 125% multiplied by the Redemption Price in effect at the time of the redemption hereunder.

                  The "Redemption Price" with respect to each share of Series A Preferred Stock shall mean the amount equal to the greater of (A) the number of shares of Common Stock to which such failure relates multiplied by the Closing Price (as defined below) on the Conversion Default Date (as defined below) and
(B) the Stated Value thereof.

                  "Closing Price" of the Common Stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock in each case on a national securities exchange, or, if the Common Stock is not listed or admitted to trading on any such exchange, on the NASDAQ National Market, Small Cap Market or other quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any NASD member firm selected from time to time by the Board of Directors of the Corporation for that purpose. In the event that the Closing Price as of any date cannot be determined using any of the foregoing methods, it shall be an amount equal to the fair market value of a share of Common Stock as determined by a recognized investment banking firm selected by the Corporation and reasonably satisfactory to the holder of the Series A Preferred Stock being redeemed.

                  If the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then each holder of Series A Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues to require the Corporation, upon written notice, to immediately issue (in accordance with the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series A Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

                   VI. Conversion at the Option of the Holder

                  A. Each holder of shares of Series A Preferred Stock may, at its option, at any time, upon surrender of the certificates therefor, convert shares of Series A Preferred Stock held by such holder into shares of Common Stock (an "Optional Conversion"). Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value thereof by the then-effective Conversion Price (as defined below).


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                  B. The "Conversion Price" shall be the greater of $3.00 or 80%
of the Closing Price on the Conversion Date (defined below), subject to adjustment from time to time as follows:

                     (a) Adjustment to Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series A Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

                     (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when Series A Preferred Stock is issued and outstanding and prior to the conversion of all Series A Preferred Stock, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series A Preferred Stock shall, upon being given at least thirty (30) days prior written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (b) unless (i) each holder of Series A Preferred Stock has received written notice of such transaction at least thirty
(30) days prior thereto, and (ii) the provisions of this paragraph have been complied with. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series A Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.



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                     (c) No Fractional Shares. If any adjustment under this
Article VI.B. would create a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                  C. In order to convert Series A Preferred Stock into full shares of Common Stock, a holder shall: (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated Transfer Agent, if any, for the Series A Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series A Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion (the "Conversion Date"); and (ii) surrender the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion and a signed Lock-Up Agreement ("Lock-Up Agreement") in the form attached hereto as soon as practicable thereafter to the office of the Corporation or the Transfer Agent, if any, for the Series A Preferred Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock to purchase shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                     (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

                     (b) Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above from a holder of Series A Preferred Stock accompanied by a Notice of Conversion and Lock-Up Agreement, the Corporation shall issue and, within two (2)

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business days (the "Delivery Period") after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above), deliver to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series A Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series A Preferred Stock not converted, if any.

                     (c) No Fractional Shares. If any conversion of Series A Preferred Stock would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next higher number of shares.

                     (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Corporation before Midnight, New York City time, on the Conversion Date, and (ii) that the original Preferred Stock Certificate(s), duly endorsed, are surrendered along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation or the Transfer Agent for the Series A Preferred Stock. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series A Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion.

                  D. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series A Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Preferred Stock shall be convertible at the then current Conversion Price the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Preferred Stock on the new basis. If, at any time, a holder of shares of Series A Preferred Stock submits a Conversion Notice and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series A Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the first day of the Conversion Default (the "Conversion Default Date") and


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(ii) the Conversion Price on the Conversion Date subsequently elected by the holder in respect thereof. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock and the Authorization Date

                  Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of this
Article VI.D or to cause a Mandatory Redemption pursuant to Article V.B, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

                  E. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A Preferred Stock.

                            VII. Mandatory Conversion

                  A. The Corporation shall have the right, by written note to each holder of Series A Preferred Stock, to convert all shares of Series A Preferred Stock into shares of Common Stock (a "Mandatory Conversion") at any time on or after the first day on which the Closing Price (determined without use of the last sentence of the definition of Closing Price) has been equal to or in excess of the Conversion Price for forty-five (45) consecutive calendar days (the Closing Price on any Saturday, Sunday or holiday shall be deemed to be the Closing Price on the last preceding trading day). Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value by the then effective Conversion Price.

                  B. All shares of Series A Preferred Stock shall be deemed canceled as of the date of the Corporation's notice of Mandatory Conversion.

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                           VIII. Registration Rights.

         Each present and future holder of Series A Preferred Stock shall be entitled to the benefits of the registration rights granted pursuant to this
Article VIII.

                  A. For purposes of this Article VIII:

                     (i) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                     (ii) The term "Registrable Securities" means the shares of Common Stock into which the shares of Series A Preferred Stock are convertible and all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Series A Preferred Stock excluding in all cases, however, any Registrable Securities (x) sold by a person in a transaction in which his rights under this Article VIII are not assigned, (y) sold in a public offering registered under the Securities Act or (z) sold pursuant to Rule 144 promulgated under the Securities Act;

                     (iii) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                     (iv) The term "Holder" means any person owning or having the right to acquire Registrable Securities;

                     (v) The term "SEC" means the Securities and Exchange Commission; and

                     (vi) The term "Securities Act" shall mean the Securities Act of 1933, as from time to time amended.

                  B. (i) No later than December 31, 1999 the Company shall file with the Securities and Exchange Commission ("SEC") a registration statement covering the Registerable Securities, and shall use its best offers to cause such registration statement to become effective on or before ninety (90) days after the date such registration statement is filed (the "Initial Registration"). If such Initial Registration is not declared effective by the end of such period or does not include all Registrable Securities, or the Company is not in compliance with its obligations under Section VIII.D, the Holders of a majority of the Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such Holders (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith. The parties agree that if such Holders demand registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. Upon the filing by the Company of a Registration Statement under Section VIII.C below, and if the Company is in compliance with its obligations under Sections VIII.C and D below, the Demand Registration rights granted pursuant to this Section VIII.B shall cease. If such Registration statement is not declared effective with respect to all Registrable Securities or if the Company is not in compliance with such obligations, the Demand Registration rights described herein shall remain in effect.

                     (ii) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section VIII.B and the Company shall include such information in the written notice referred to in Section VIII.B (i). In such event, the right of any Holder to include its, his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section VIII.D(v)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section VIII.B, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of securities that may be included in the underwriting shall be allocated among all Initiating Holders and other Holders who have been provided the notice required by Section VIII.B(i) in proportion (as nearly as practicable) to the number of shares of Registrable Securities requested to be included in such registration by such Holder and which would be eligible for inclusion in the registration but for the application of this sentence.

                     (iii) Notwithstanding the foregoing, the Company shall not be required to file a registration statement following the effective date of any registration of Company securities with respect to which Holders were given the opportunity to register Registrable Shares under Section VIII.C below, or (B) during the period of time beginning on the date the Company files a registration statement with the SEC described in Section VIII.C below and ending on the earlier to occur of (x) the date which is 120 days after such registration becomes effective, or (y) the date on which the Company withdraws such registration with the SEC. In addition, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section VIII.B a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders; provided, however, that the

Company may not utilize this right more than once in any twelve (12) month period.

                  C. If (but without any obligation to do so) the Corporation proposes to register (including for this purpose a registration effected by the Corporation for stockholders other than the Holders) any shares of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employees pursuant to stock option awards and/or to participants in a Company employee benefit or stock plan, or a registration on any form which does not include substantially the same information, other than information related to the selling stockholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Corporation shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Corporation, the Corporation shall, subject to the provisions of the immediately preceding sentence and Section VIII.E hereof, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be so registered.

                  D. Whenever required under this Article VIII to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                     (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                     (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                     (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                     (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                     (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                     (vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                     (vii) In the case of an underwritten public offering, furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article VIII, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article VIII, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in such form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (B) a letter dated such date, from the independent certified public accountants of the Company, in such form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                  E. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Article VIII with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  F. Except as set forth in this Section VIII.F, the Company shall bear and pay all expenses incurred by it in connection with any registrations, filings or qualifications pursuant to Section VIII.B, including without limitation all registration, filing and qualification fees, printers, and accounting fees, and fees and disbursements of counsel for the Company, but excluding underwriter's commissions and/or discounts with respect to shares sold by Holders, which shall be the responsibility of the Holders; provided, however, that (subject to Section VIII.B(ii) hereof) the Holders participating in any registration pursuant to Section VIII.B shall reimburse the Company for any expenses of any Demand Registration proceeding begun pursuant to Section VIII.B if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating in such withdrawn registration shall bear such expenses pro rata based upon the number of Registrable Securities to be included in such registration). In no event shall the Company be required to pay any expenses incurred by a Holder in connection with any registration, filing or qualification pursuant to Section VIII.B.

                  G. The Corporation shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section VIII.C., including without limitation all registration, filing, and qualification fees, printers and accounting fees and all fees and disbursements of counsel for the Corporation relating or allocable thereto. The Corporation shall not pay any expenses incurred by a Holder in connection with any such registration, filing or qualification, including, but not limited to underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of any professional advisors (including attorneys and accountants) utilized by the selling Holders in connection with such registration, filing or qualification.

                  H. In connection with any offering involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required under Section VIII.B or C hereof to include any of the Holders' securities in such underwriting unless they accept the customary and reasonable terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Corporation that the underwriters reasonably believe compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be allocated first among all holders of Other Securities and next apportioned among the Holders who have provided notice required by Section VIII.B or C and all other holders of securities subject to registration rights granted by the Corporation in proportion (as nearly as practicable) to the number of shares of securities requested to be included in such registration by such Holder and such other holders and which would have been eligible for inclusion in such registration but for the application of this sentence, or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the provision of the preceding sentence concerning apportionment amongst the selling stockholders, for any selling stockholder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                  I. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Corporation as the result of any controversy that might arise with respect to the interpretation or implementation of this Article VIII.

                  J. In the event any Registrable Securities are included pursuant to a registration statement under this Article VIII:

                     (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) and each person if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus), or (C) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section VIII.J(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                     (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section VIII.J(ii), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section VIII.J(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Section VIII.J(ii) exceed the net proceeds from the offering received by such Holder.

                     (iii) Promptly after receipt by an indemnified party under this Section VIII.J of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII.J, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section VIII.J, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section VIII.J.

                     (iv) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section VIII.J(i) and (ii) is applicable but for any reason is held to be unavailable from the Company with respect to all Holders or any Holder, the Company and the Holder or Holders, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and the Holder or Holders on the other, in connection with statements or omissions which resulted in such losses, claims, damages or liabilities. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities as the case may be, sold by such Holder pursuant to the registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each person, if any, who controls a Holder within the meaning of the Securities Act shall have the same rights to contribution as such Holder.

                     (v) The obligations of the Company and Holders under this
Section VIII.J shall survive the completion of any offering of Registrable Securities in a registration statement under this Article VIII or otherwise.


                                IX. Voting Rights

                  The holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the Florida Business Corporation Act ("FBCA"), and in this Article IX, and in Article X below.

                  Notwithstanding the above, the Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

                  To the extent permitted under the FBCA, the Series A Preferred Stock shall be considered a single class of stock for voting purposes. To the extent that under the FBCA the vote of the holders of the Series A Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the FBCA) shall constitute the approval of such action by the class. To the extent that under the FBCA holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series A Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and the FBCA.

                             X. Protection Provision

                  So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the FBCA) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                     (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock or any Senior Securities or Pari Passu Securities so as to affect adversely the Series A Preferred Stock;

                     (b) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

                     (c) create any new class or series of capital stock ranking pari passu with the Series A Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

                     (d) increase the authorized number of shares of Series A Preferred Stock; or

                     (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                  In the event holders of at least a majority of the then outstanding shares of Series A Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to subsection (a) above, so as to affect the Series A Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series A Preferred Stock.

                  XI. Cancellation of Series A Preferred Stock

                  In the event any shares of Series A Preferred Stock shall be converted pursuant to Article VI, the shares so converted shall be canceled, shall return to the status of unauthorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.


                  Series B Preferred Stock:

                            I. Designation and Amount

                  The designation of this series, which consists of 166,667 shares of Preferred Stock, is the Series B Preferred Stock (the "Series B Preferred Stock") and the stated value shall be Three Dollars ($3.00) per share (the "Stated Value").

                            II. Rank

                  All shares of the Series B Preferred Stock shall rank (i) prior to the Corporation's Common Stock, par value $0.001 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B Preferred Stock obtained in accordance with Article VII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with 1,386,666 shares of the Corporation's Series A Convertible Preferred Stock created pursuant to the Articles of Amendment filed with the Florida Secretary of State as of the date hereon and with any class or series of capital stock of the Corporation hereafter created with the consent of the holders of Series B Preferred Stock obtained in accordance with
Article VII hereof specifically ranking, by its terms, on parity with the Series B Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created with the consent of the holders of Series B Preferred Stock obtained in accordance with Article VII hereof specifically ranking, by its terms, senior to the Series B Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                            III. Dividends

                     A. The holders of shares of Series B Preferred Stock shall be entitled to receive cumulative cash dividends at the rate (the "Dividend Rate") of Eight Percent (8.0%) per annum, which dividends shall be payable in equal quarterly installments on March 31, June 30, September 30 and December 31 each year (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, being a "Dividend Payment Date") to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors, but only out of funds at the time legally available for the payment of dividends. For purposes of calculation of such cash dividends, the Series B Preferred Stock shall be valued at the Stated Value. Such dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance and shall be deemed to accrue from day to day whether or not earned or declared until paid and shall be cumulative; provided, however, that dividends accrued or deemed to have accrued for any period shorter than the full three-month period between Dividend Payment Dates shall be computed based on the actual number of days elapsed in the three-month period for which such dividends are payable. Dividends on account of any dividend that has accrued or been deemed to have accrued but which have not been paid (a "Dividend Arrearage") may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation.

                     B. No dividends or other distributions, other than dividends or other distributions payable solely in shares of capital stock of the Corporation and liquidating distributions which are subject to the provisions of Article IV, shall be paid or set aside for payment on, and no purchase, redemption or other acquisition shall be made of, any shares of capital stock of the Corporation (other than any class or series of Senior Securities or Pari Passu Securities so long as any dividend payments per share on Pari Passu Securities as a percentage of accrued and unpaid dividends per share on Pari Passu Securities do not exceed contemporaneous dividend payments per share on the Series B Preferred Stock as a percentage of accrued and unpaid dividends per share on the Series B Preferred Stock), unless and until all accrued and unpaid dividends on the Series B Preferred Stock, including the full dividend for the then current quarterly dividend period and all outstanding Dividend Arrearages shall have been declared and paid or a sum sufficient for the payment thereof set aside for such purposes.

                     C. Any reference to "distribution" contained in this
Article III shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                     D. The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein

                           IV. Liquidation Preference

                     A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined in Article IV.D) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                     B. After payment in full of the Liquidation Preference of the Series B Preferred Stock, holders of Series B Preferred Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

                     C. Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, nor the sale, exchange or transfer of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV unless such sale, exchange or transfer is in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                     D. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B Preferred Stock shall mean an amount equal to the Stated Value thereof plus all accrued but unpaid dividends thereon.


                        V. Redemption of Series B Preferred Stock

                     A. Except as provided in this Article V, the Series B Preferred Stock is not subject to redemption.

                     B. The Corporation may, by written notice to the holders of Series B Preferred Stock, redeem shares of Series B Preferred Stock at a price (the "Redemption Price") equal to the Stated Value thereof plus all accrued but unpaid dividends thereon. Within ten (10) days following receipt of notice of redemption, the holders of Series B Preferred Stock shall deliver to the Corporation for cancellation certificates evidencing the Series B Stock, and the Corporation shall tender the Redemption Price for such shares promptly upon receipt of such certificates. Upon payment of the Redemption Price, all shares of Series B Preferred Stock shall be deemed canceled for all purposes.

                     C. The Corporation shall redeem for cash at the Redemption Price all of the then outstanding shares of Series B Preferred Stock on the earlier of (i) December 31, 2005, (ii) the date Paul A. DeJuliis ceases for any reason to serve as Chairman and Chief Executive Officer of the Corporation and
(iii) the date that Paul A. DeJuliis, Theodore Rutkowski and the member of the Board of Directors elected by the holders of Series B Preferred Stock cease to constitute a majority of the Board of Directors with power as such majority to control decisions by the Board.

                     D. The Corporation shall redeem for cash at the Redemption Price so many of the shares of the Series B Preferred Stock as may be redeemed
(i) from and immediately upon receipt by the Corporation of the proceeds from any issuance of securities of the Corporation (but only to the extent that the net proceeds received by the Corporation after payment of all related expenses exceeds $1,000,000) and (ii) from assets of the Corporation to the extent of the amount by which the tangible net worth of the Corporation as of the end of any fiscal quarter, determined in accordance with generally accepted accounting principles consistently applied, exceeds $5,000,000.

                     E. If on a mandatory redemption date the Board determines that funds of the Corporation legally available for redemption of the Series B Preferred Stock shall be insufficient to discharge such redemption requirements in full, such funds as are so available for such purpose shall be set aside and used for the redemption. Such redemption requirements shall be cumulative, so that if such requirements shall not be fully discharged as they accrue because of the insufficiency of funds legally available, legally available funds shall be applied thereto until such requirements are fully discharged. There shall be a redemption within 10 days after such funds become available.

                     F. In the event of the redemption of only a part of the outstanding shares of Series B Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares of Series B Preferred Stock held by each holder of Series B Preferred Stock as of 10 days before the mandatory redemption date.

                     G. Not less than 10 days nor more than 60 days prior to mandatory redemption date, written notice (the "Mandatory Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series B Preferred Stock to be redeemed at his post office address last shown on the records of the Company. The Mandatory Redemption Notice shall state:

                        (i) The total number of shares of Series B Preferred Stock being redeemed;

                        (ii) The total number of shares of Series B Preferred Stock held by the holder that the Corporation intends to redeem;

                        (iii) The mandatory redemption date and the Redemption Price for the Series B Preferred Stock; and

                        (iv) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

                     H. If the Mandatory Redemption Notice shall have been duly given, and if on the mandatory redemption date the Redemption Price is paid, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, the Redemption Price with respect to such shares shall cease to increase after the mandatory redemption date and all rights with respect to such shares shall forthwith after the mandatory redemption date terminate, except only the right of the holders to receive the Redemption Price upon surrender of their certificate or certificates therefor.

                                VI. Voting Rights

                     A. The holders of the Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the Florida Business Corporation Act ("FBCA"), and in this Article VI, and in Article VII below.

                     B. The holders of the Series B Preferred Stock, voting as a class, shall have the right to elect one (1) member of the Corporation's Board of Directors.

                     C. The Corporation shall provide each holder of Series B Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

                            VII. Protection Provision

                  So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the FBCA) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a class:

                        (a) alter or change the rights, preferences or privileges of (i) the Series B Preferred Stock in any manner, or (ii) any Senior Securities or Pari Passu Securities so as to affect adversely the Series B Preferred Stock;

                        (b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to redemption rights or as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

                        (c) create any new class or series of capital stock ranking pari passu with the Series B Preferred Stock as to redemption rights or as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

                        (d) increase the authorized number of shares of Series B Preferred Stock or issue any additional shares of Series A Preferred Stock; or

                        (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         SECOND: Because these Articles of Amendment of the Articles of the Articles of Incorporation of the Corporation do not provide for a reclassification of issued and outstanding shares, no provisions for implementing any such amendment as to issued and outstanding shares are contained in these Articles of Amendment.


         THIRD: ARTICLES II, III, V, VI, VII, VIII, IX, X and XI of the Articles of Incorporation of the Corporation shall read in their entirety as set forth in Articles of Amendment filed August 7, 1998 with and by the Secretary of State of Florida, with no amendments thereto as of the date of filing of these Articles of Amendment.

         FOURTH: The date of each amendment's adoption: December 7, 1998

         FIFTH:  Adoption of Amendment(s):

                 The amendments were approved by a majority of the shareholders of the Corporation. The number of votes cast for the amendments was sufficient for approval.



                 Signed this 7th day of December, 1998


         Signature /s/ Steven B. Rosner
                   ---------------------------------------
                         By: Steven B. Rosner, President